WLR&K DRAFT 8/9/95
                                                          Exhibit 4.3(a)













                                HECLA MINING COMPANY,

                                           , as Depositary,

                                         AND

                           THE HOLDERS FROM TIME TO TIME OF
                        THE DEPOSITARY SHARES DESCRIBED HEREIN




                                  DEPOSIT AGREEMENT






                            Dated as of







                                TABLE OF CONTENTS


                                                                    Page

                                   ARTICLE ONE

                                   DEFINITIONS

              Certificate.......................................      1
              Company...........................................      1
              Deposit Agreement.................................      1
              Depositary........................................      1
              Depositary Shares.................................      2
              Depositary's Agent................................      2
              Depositary's Office...............................      2
              Receipt...........................................      2
              Record Holder.....................................      2
              Redemption Date...................................      2
              Redemption Price..................................      2
              Registrar.........................................      2
              Stock.............................................      2


                                   ARTICLE TWO

                       FORM OF RECEIPTS, DEPOSIT OF STOCK,
                        EXECUTION AND DELIVERY, TRANSFER,
                       SURRENDER AND REDEMPTION OF RECEIPTS

         SECTION 2.1    Form and Transfer of Receipts...........      3
         SECTION 2.2.   Deposit of Stock; Execution and
                          Delivery of Receipts in Respect
                          Thereof...............................      4
         SECTION 2.3    Redemption of Stock.....................      5
         SECTION 2.4    Registration of Transfer of Receipts....      7
         SECTION 2.5    Split-ups and Combinations of
                          Receipts; Surrender of Receipts
                          and Withdrawal of Stock...............      7
         SECTION 2.6    Limitations on Execution and
                          Delivery, Transfer, Surrender and
                          Exchange of Receipts..................      9
         SECTION 2.7    Lost Receipts...........................      9
         SECTION 2.8    Cancellation and Destruction of
                          Surrendered Receipts..................      9
         SECTION 2.9    Preferred Stock Purchase Plans..........     10







                                                                    Page

                                  ARTICLE THREE

                        CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

         SECTION 3.1    Filing Proofs, Certificates and
                          Other Information.....................     10
         SECTION 3.2    Payment of Taxes or Other
                          Governmental Charges..................     10
         SECTION 3.3    Warranty as to Stock....................     11


                                   ARTICLE FOUR

                        THE DEPOSITED SECURITIES; NOTICES

         SECTION 4.1    Cash Distributions......................     11
         SECTION 4.2    Distributions Other than Cash, Rights,
                          Preferences or Privileges.............     12
         SECTION 4.3    Subscription Rights, Preferences
                          or Privileges.........................     12
         SECTION 4.4    Notice of Dividends; Fixing of Record
                          Date for Record Holders of
                          Depositary Shares.....................     14
         SECTION 4.5    Voting Rights...........................     14
         SECTION 4.6    Changes Affecting Deposited Securities
                          and Reclassifications,
                          Recapitalizations, etc................     15
         SECTION 4.7    Delivery of Reports.....................     16
         SECTION 4.8    List of Holders.........................     16


                                   ARTICLE FIVE

                     THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

         SECTION 5.1    Maintenance of Offices, Agencies and
                          Transfer Books by the Depositary;
                          Registrar.............................     16
         SECTION 5.2    Prevention of or Delay in
                          Performance by the Depositary, the
                          Depositary's Agents, the Registrar
                          or the Company........................     17
         SECTION 5.3    Obligations of the Depositary, the
                          Depositary's Agents, the Registrar
                          and the Company.......................     18







                                                                    Page

         SECTION 5.4    Resignation and Removal of the
                          Depositary; Appointment of
                          Successor Depositary..................     19
         SECTION 5.5    Corporate Notices and Reports...........     20
         SECTION 5.6    Deposit of Stock by the Company.........     20
         SECTION 5.7    Indemnification by the Company..........     20
         SECTION 5.8    Charges and Expenses....................     21


                                   ARTICLE SIX

                            AMENDMENT AND TERMINATION

         SECTION 6.1    Amendment...............................     21
         SECTION 6.2    Termination.............................     22


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         SECTION 7.1    Counterparts............................     22
         SECTION 7.2    Exclusive Benefit of Parties; Holders
                          of Receipts Are Parties...............     22
         SECTION 7.3    Invalidity of Provisions................     22
         SECTION 7.4    Notice..................................     23
         SECTION 7.5    Depositary's Agents.....................     24
         SECTION 7.6    Governing Law...........................     24
         SECTION 7.7    Inspection of Deposit Agreement.........     24
         SECTION 7.8    Headings................................     24


         TESTIMONIUM............................................     25
         SIGNATURE AND SEALS....................................     25

         EXHIBIT A - Form of Depositary Receipt.................    A-1

























                                DEPOSIT AGREEMENT
                                   dated as of
                                      among
                              HECLA MINING COMPANY,
                             a Delaware corporation,
                                      , a               ,
                                 and the holders
                    from time to time of the Depositary Shares
                                described herein.


                   WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of
                      [insert designation] Preferred Stock, par value $0.25 per share, of Hecla Mining Company with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) in respect of the Stock (as hereinafter defined) so deposited;

                   NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

                   The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

                   "Certificate" shall mean the certificate of designa-tions, preferences and rights of the Stock adopted by the Board of Directors of the Company and filed with the Secretary of State of Delaware establishing the Stock as a series of pre-ferred stock of the Company.

                   "Company" shall mean Hecla Mining Company, a Delaware corporation, and its successors.

                   "Deposit Agreement" shall mean this Deposit Agree-ment, as amended or supplemented from time to time.

                   "Depositary" shall mean                 [a bank or
         trust company selected by the Company having its principal office in the United States of America and having combined capital and surplus of at least $50,000,000], a
                       , and any successor as Depositary hereunder.







                   "Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Stock represented thereby. Each Depositary Share shall represent a
                  [insert fraction] interest in a share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and at the time held under this Deposit Agreement.

                   "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

                   "Depositary's Office" shall mean the office of the
         Depositary at             ,                 ,                 ,
         at which at any particular time its depositary receipt business shall be administered.

                   "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form, evidencing one or more Depositary Shares.

                   "Record Holder" as applied with respect to a Deposi-tary Share shall mean the person in whose name a Receipt evi-dencing such Depositary Share is registered on the books of the Depositary, or Registrar, if one is appointed, maintained for such purpose.

                   "Redemption Date" shall mean a date fixed by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Certificate.

                   "Redemption Price" shall mean the price (or amount) to be paid by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Certificate.

                   "Registrar" shall mean any bank or trust company which shall be appointed by the Depositary pursuant to this Deposit Agreement to register ownership and transfers of Receipts as herein provided.

                   "Stock" shall mean shares of the Company's
         [insert designation] Preferred Stock, par value $0.25 per share.

















                                   ARTICLE TWO

                FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
             DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

         SECTION 2.1    Form and Transfer of Receipts.

                   Definitive Receipts shall be engraved, printed or lithographed on steel-engraved borders as determined by the Company and shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifi-cations and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Sec-tion 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or other-wise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate inser-tions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, or such other office as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

                   Receipts shall be executed by the Depositary by the manual signature of a duly authorized representative of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts other than the Depositary shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized representative of such Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any pur-pose unless it shall have been executed manually by a duly authorized representative of the Depositary or, if a Registrar for the Receipts other than the Depositary shall have been appointed, by manual or facsimile signature of a duly autho-rized representative of such Depositary and countersigned









         manually by a duly authorized representative of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                   Receipts shall be in denominations of any number of whole Depositary Shares.

                   Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not incon-sistent with the provisions of this Deposit Agreement or the Certificate as may be required by the Company or the Depositary (or, at the election of the Depositary, the Registrar) or re-quired to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with re-spect thereto, or to indicate any special limitations or re-strictions to which any particular Receipts are subject.

                   Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly exe-cuted instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Sec-tion 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the per-son entitled to distributions of dividends or other distribu-tions or to any notice provided for in this Deposit Agreement and for all other purposes.

                   Each holder of a Receipt is entitled, proportion-ately, to all the rights, preferences and privileges of the Stock represented thereby (including dividend, voting, redemp-tion, conversion and liquidation rights and preferences) and the same proportionate interest in any and all other property received by the Depositary in respect of such Stock and at the time held under this Deposit Agreement.

         SECTION 2.2 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.

                   Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Deposi-










         tary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

                   Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                   Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provi-sions of this Section, together with the other documents re-quired as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the De-positary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Stock so depos-ited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other office, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

         SECTION 2.3    Redemption of Stock.

                   Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) give written notice to the Depositary of such proposed redemp-tion on the same date on which the Company first publicly an-nounces such redemption, such date of notice being not less than 30 nor more than 60 days prior to the Redemption Date. Such notice to the Depositary shall include the proposed Re-demption Date, the number of shares of Stock held by the De-positary to be redeemed and the applicable redemption price (including any accrued and unpaid dividends, if any, payable in connection with such redemption). Any such notice to the De-positary shall be accompanied by (i) a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate and (ii) the form of notice of redemption (which shall contain substantially the same information as the notice required by the Certificate for the redemption of the Stock) to be delivered by the Depositary.










         Not less than 30 nor more than 60 days prior to the Redemption Date, the Depositary shall mail or cause to be mailed, at the Company's expense, notice (in the form provided to the Deposi-tary by the Company) of such redemption and the proposed cor-responding redemption of the number of Depositary Shares repre-senting the Stock to be redeemed, by first-class mail, postage prepaid, to the holders of record of the Receipts evidencing the Depositary Shares to be so redeemed, addressed to such holders at their last addresses as shown on the records of the Depositary (or Registrar, if one is appointed). Each such notice mailed to Record Holders of Depositary Shares shall be in the form provided to the Depositary by the Company and shall state, at a minimum, the Redemption Date, the number of Deposi-tary Shares to be redeemed, and, if less than all the Deposi-tary Shares represented by Receipts held by such holder are to be redeemed, the number of such Depositary Shares to be re-deemed from such holder, the applicable redemption price, the place or places where such Receipts are to be surrendered for payment of the redemption price, and that any dividends in respect of the Depositary Shares to be redeemed will cease on the Redemption Date, except as otherwise provided in the Cer-tificate. Any notice which is so mailed shall be conclusively presumed to have been duly given whether or not the holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any Depositary Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Depositary Shares. If less than all of the then outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so re-deemed shall be selected by lot or pro rata as may be deter-mined by the Depositary.

                   Prior to the Redemption Date, the Company shall deliver to the Depositary funds, securities or other property sufficient to redeem in full the Stock called for redemption and the Depositary shall surrender to the Company a certificate or certificates (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state) representing the number of shares of Stock to be so redeemed. If the Company shall have delivered to the Depositary funds, securities or other property necessary for the redemption in full of the shares of Stock called for redemption, then, not-withstanding that the Receipts evidencing Depositary Shares representing the shares of Stock called for redemption have not been surrendered, the dividends in respect thereof shall cease to accrue after the Redemption Date, such Depositary Shares shall no longer be deemed outstanding and all rights whatsoever with respect to such Depositary Shares (except the right of the holders to receive the redemption payment therefor without in-terest upon surrender of the Receipts evidencing such Depo-










         sitary Shares) shall terminate and, upon surrender in accor-dance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the proportionate part of the redemp-tion price per share paid in respect of the shares of Stock plus all funds, securities or other property, if any, paid with respect to such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

                   If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Deposi-tary, together with the redemption payment, a new Receipt evi-dencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         SECTION 2.4    Registration of Transfer of
                        Receipts.

                   Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Re-ceipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and shall deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

         SECTION 2.5    Split-ups and Combinations of
                        Receipts; Surrender of Receipts
                        and Withdrawal of Stock.

                   Upon surrender of a Receipt or Receipts at the Depos-itary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Re-ceipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and de-liver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts sur-rendered.

                   Any Record Holder of at least         [insert number
         of Depositary Shares (at least the inverse of the fraction of










         an interest represented by each Depositary Share in a share of Stock) below which withdrawal of Stock is not permitted] Depositary Shares may withdraw the number of whole shares of Stock and all money and other property, if any, underlying such Depositary Shares by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, un-derlying the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Re-ceipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relat-ing to other than a number of whole shares of Stock, the De-positary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 3.2) upon his order, a new Receipt evidencing such remaining number of Depositary Shares represented by the Re-ceipt delivered in connection with such withdrawal. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

                   If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Depositary Shares evidenced by the Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for with-drawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

                   Delivery of the Stock and money and other property, if any, underlying the Depositary Shares surrendered for with-drawal shall be made by the Depositary at the Depositary's Office or at such other offices as the Depositary may desig-nate, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.













         SECTION 2.6    Limitations on Execution and Delivery,
                        Transfer, Surrender and Exchange
                        of Receipts.

                   As a condition precedent to the execution and deliv-ery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Deposi-tary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Deposi-tary or the Company shall have made such payment, the reim-bursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.8, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compli-ance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                   The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registra-tion of transfer, surrender or exchange of outstanding Deposi-tary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depos-itary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

         SECTION 2.7    Lost Receipts.

                   In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon
         (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, or the authenticity thereof and of his or her ownership thereof, and (ii) furnishing the De-positary with reasonable indemnification satisfactory to it.

         SECTION 2.8    Cancellation and Destruction of
                        Surrendered Receipts.

                   All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.










         SECTION 2.9    Preferred Stock Purchase Plans.

                   Upon receipt of instructions from the Company, the Depositary shall take such action as shall be reasonable to permit the Record Holders of the Depositary Shares to partici-pate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may deter-mine.


                                  ARTICLE THREE

                        CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

         SECTION 3.1    Filing Proofs, Certificates and Other
                        Information.

                   Any Record Holder of a Depositary Share may be re-quired from time to time to file such proof of residence, or other matters or other information, to execute such certifi-cates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the deliv-ery, or delay the registration of transfer, conversion, re-demption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other informa-tion is filed or such certificates are executed or such repre-sentations and warranties are made.

         SECTION 3.2    Payment of Taxes or Other
                        Governmental Charges.

                   Record Holders of Depositary Shares shall be obli-gated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.8. Registration of transfer of any Depositary Share or any withdrawal of Stock and delivery of all money or other property, if any, underlying such Depos-itary Share may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property relating to such Depositary Shares and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or










         expenses, the holder of such Depositary Share remaining liable for any deficiency.

         SECTION 3.3    Warranty as to Stock.

                   In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid and that the person making such deposit is authorized to do so. The Company hereby fur-ther represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassess-able. Such representations and warranties shall survive the deposit of the Stock and the issuance of the Receipts.


                                   ARTICLE FOUR

                        THE DEPOSITED SECURITIES; NOTICES

         SECTION 4.1    Cash Distributions.

                   Whenever the Depositary shall receive any cash divi-dend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or dis-tribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such hold-ers; provided, however, that in case the Company or the Deposi-tary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Deposi-tary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Depositary Shares then outstanding.















         SECTION 4.2    Distributions Other than Cash, Rights,
                        Preferences or Privileges.

                   Whenever the Depositary shall receive any distribu-tion other than cash, rights, preferences or privileges on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, and pursuant to written instructions from the Company, distrib-ute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securi-ties or property received by it as are, as nearly as practi-cable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Company may deem equitable and practicable for accomplishing such distribu-tion. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Com-pany or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consulta-tion with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the pur-pose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribu-tion received in cash. The Company shall not make any distri-bution of such securities unless the Company shall have pro-vided an opinion of counsel to the effect that such securities have been registered under the Securities Act of 1933, as amended, or need not be so registered.

         SECTION 4.3    Subscription Rights, Preferences
                        or Privileges.

                   If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Depositary Shares in such manner as the Depositary may determine, either by the issuance to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if, at the










         time of issue or offer of any such rights, preferences or privileges, the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of De-positary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, prefer-ences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Deposi-tary to the Record Holders of Depositary Shares entitled there-to as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided to the Depositary an opinion of counsel to the effect that such rights, preferences or privileges have been registered under the Securities Act of 1933, as amended, or need not be so registered.

                   If registration under the Securities Act of 1933, as amended, of the securities to which any rights, preferences or privileges relate is required in order for holders of Deposi-tary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that the Company will file promptly a reg-istration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its reasonable efforts and take all reasonable steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, pref-erences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Shares any right, preference or privilege to subscribe for or to pur-chase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

                   If any other action under the laws of any jurisdic-tion or any governmental or administrative authorization, con-sent or permit is required in order for such rights, prefer-ences or privileges to be made available to the holders of










         Depositary Shares, the Company agrees with the Depositary that the Company will use its reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or priv-ileges to enable such holders to exercise such rights, prefer-ences or privileges.

         SECTION 4.4    Notice of Dividends; Fixing of
                        Record Date for Record Holders of
                        Depositary Shares.

                   Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote, or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Company shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the Record Holders of Depositary Shares who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instruc-tions for the exercise of voting rights at any such meeting, or who shall be entitled to receive notice of such meeting. The Company shall advise the Depositary of all such record dates.

         SECTION 4.5    Voting Rights.

                   Upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or cause to be mailed to the Record Holders of Depositary Shares a notice, the form of which shall have been delivered by the Company to the Depositary, which shall contain (i) such information as is con-tained in such notice of meeting, (ii) a statement that the holders of Depositary Shares at the close of business on a specified record date fixed pursuant to Section 4.4 may, sub-ject to any applicable provisions of law and of the Company's Restated Certificate of Incorporation (including the Certifi-cate), instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a dis-cretionary proxy to a person designated by the Company) and
         (iii) a brief statement as to the manner in which such instruc-tions may be given. Upon the written request of the holders of










         Depositary Shares on the record date established in accordance with Section 4.4, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of whole shares of Stock underlying the Depositary Shares as to which any particular voting or consent instructions are re-ceived. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. The Depositary may, at its discretion, appear at any meeting with respect to the Stock unless directed to the contrary by the holders of all the Depositary Shares. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will abstain from voting to the extent of the Stock underlying such Depositary Shares.

         SECTION 4.6    Changes Affecting Deposited
                        Securities and Reclassifications,
                        Recapitalizations, etc.

                   Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may, subject to the terms of the Certifi-cate, with the approval of, or upon the instructions of, the Company, (i) make such adjustments as are approved or directed by the Company in (A) the fraction of an interest represented by one Depositary Share in one share of Stock, (B) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock and (C) the minimum number of Deposi-tary Shares required for the withdrawal of Stock by holders of Depositary Shares, in each case as may be necessary fully to reflect the effects of such changes in par or liquidation value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case, the Depositary may, in its discretion, with the approval of the Company, ex-ecute and deliver additional Receipts or may call for the sur-render of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such reclassification of the Stock or any such recapi-talization, reorganization, merger, amalgamation or consolida-tion to surrender such Receipts to the Depositary with instruc-










         tions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Depositary Re-ceipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

         SECTION 4.7    Delivery of Reports.

                   The Depositary will forward to Record Holders of Depositary Shares, at their respective addresses appearing in the Depositary's books, all notices, reports and communications received from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of Stock or Receipts.

         SECTION 4.8    List of Holders.

                   Promptly upon request from time to time by the Com-pany, the Depositary shall furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Deposi-tary Shares of all persons in whose names Receipts are regis-tered on the books of the Depositary or Registrar, as the case may be.


                                   ARTICLE FIVE

                     THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

         SECTION 5.1    Maintenance of Offices, Agencies
                        and Transfer Books by the
                        Depositary; Registrar.

                   Upon execution of this Deposit Agreement, the Deposi-tary shall maintain, at the Depositary's Offices or at any Registrar's office at which the Depositary shall have complete access to all books and records maintained on the Company's behalf, facilities for the execution and delivery, surrender and exchange of Receipts and the registration and registration of transfer of Receipts and, at the offices of the Depositary's Agents, if any, facilities for the delivery, surrender and exchange of Receipts and the registration of transfer of Receipts, all in accordance with the provisions of this Deposit Agreement.

                   The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of










         Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Depositary Shares; provided that any such holder requesting to exercise such right shall certify in writing to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

                   The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                   If the Receipts or the Depositary Shares evidenced thereby or the Stock underlying such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registra-tion of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, sur-render and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock ex-change regulation.

         SECTION 5.2    Prevention of or Delay in Performance
                        by the Depositary, the Depositary's
                        Agents, the Registrar or the Company.

                   Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of a Depositary Share if, by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation (includ-ing the Certificate), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or perform-ing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any Record Holder of a Depositary Share by reason of (i) any nonperformance or delay, caused as aforesaid, in the









         performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) any exercise of, or failure to exercise, any discretion pro-vided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as afore-said, if caused by the negligence, bad faith or willful miscon-duct of the party charged with such exercise or failure to exercise.

         SECTION 5.3    Obligations of the Depositary, the
                        Depositary's Agents, the Registrar
                        and the Company.

                   Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to Record Holders of Depositary Shares other than for its negligence, bad faith or willful misconduct.

                   Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other pro-ceeding in respect of the Stock, the Depositary Shares or the Receipts which, in its opinion, may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                   Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants or information from any person presenting Stock for deposit, any holder of a Depositary Share or any other person believed by it in good faith to be compe-tent to give such information. The Depositary, any Deposi-tary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genu-ine and to have been signed or presented by the proper party or parties.

                   Neither the Depositary nor any Depositary's Agent shall be responsible for any failure to carry out any instruc-tion to vote any of the shares of Stock or for the manner or effect of any such vote, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Deposi-tary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts










         performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Deposi-tary's Agents, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

         SECTION 5.4    Resignation and Removal of the
                        Depositary; Appointment of
                        Successor Depositary.

                   The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appoint-ment as hereinafter provided.

                   The Depositary may at any time be removed by the Com-pany by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as herein-after provided.

                   In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and sur-plus of at least $50,000,000. If no successor Depositary shall have been so appointed within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a suc-cessor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and, thereupon, such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such pre-decessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Shares. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of










         Depositary Shares. Thereafter, any predecessor Depositary shall deliver any correspondence received from any holders of Depositary Shares to the successor Depositary.

                   Any corporation into which the Depositary may be merged, or with which it may be consolidated or converted, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

         SECTION 5.5    Corporate Notices and Reports.

                   The Company agrees that it will transmit to the Depositary and to the Record Holders of Depositary Shares, at the addresses provided to it pursuant to Section 4.8, all notices, reports and communications (including without limita-tion financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Deposi-tary Shares or the Receipts are listed or by the Company's Cer-tificate of Incorporation (including the Certificate) to be furnished by the Company to holders of the Stock. Such trans-mission will be at the Company's expense.

         SECTION 5.6    Deposit of Stock by the Company.

                   The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act of 1933, as amended, and no registration statement is at such time in effect as to such Stock.

         SECTION 5.7    Indemnification by the Company.

                   The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement, the Depositary Shares and the Receipts (A) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, bad faith or willful mis-conduct on the respective parts of any such person or persons or (B) by the Company or any of its agents or (ii) the offer, sale or registration of the Depositary Shares or the Stock pur-suant to the provisions hereof. The obligations of the Company










         set forth in this Section 5.7 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

         SECTION 5.8    Charges and Expenses.

                   The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all reason-able charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of Record Holders of Depositary Shares. If, at the request of a Record Holder of a Depositary Share, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary, any Depositary's Agent hereunder and any Registrar (including, in each case, fees and expenses of counsel) inci-dent to the performance of their respective obligations here-under will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its state-ment for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                   ARTICLE SIX

                            AMENDMENT AND TERMINATION

         SECTION 6.1    Amendment.

                   The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; pro-vided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the existing Record Holders of Depositary Shares shall be effective unless such amendment shall have been approved by the Record Holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Share at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Share, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.










         SECTION 6.2    Termination.

                   This Deposit Agreement may be terminated by the Com-pany or the Depositary only after (i) all outstanding Deposi-tary Shares shall have been redeemed pursuant to Section 2.3 or
         (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable.

                   Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agents and any Registrar under Sections 5.7 and 5.8.


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         SECTION 7.1    Counterparts.

                   This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counter-parts taken together shall constitute one and the same instru-ment.

         SECTION 7.2    Exclusive Benefit of Parties; Holders
                        of Receipts Are Parties.

                   This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors here-under, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. Not-withstanding that Record Holders of Depositary Shares have not executed and delivered this Deposit Agreement or any counter-part thereof, the holders of Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts evidencing such Depositary Shares by acceptance of delivery thereof.

         SECTION 7.3    Invalidity of Provisions.

                   In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or










         become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provi-sions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.4    Notice.

                   Any notices required or permitted to be given here-under shall be in writing (including telegraphic, telex or fac-simile transmission) and shall be duly given if (i) personally delivered or sent by telegraph, telex or facsimile and (ii) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                   If to the Company:

                                  Hecla Mining Company
                                  6500 Mineral Drive
                                  Coeur d'Alene, Idaho  83814
                                  Attention:  Vice President and General
                                    Counsel
                                  Facsimile No. (208) 769-4159


                   If to the Depositary:




                                  Facsimile No.


                   If to the Record Holder of a Depositary Share:

                                  At the address as it appears on the
                                  books of the Depositary, or if such
                                  Record Holder shall have filed with
                                  the Depositary a written request that
                                  notices intended for such Record
                                  Holder be mailed to some other
                                  address, at the address designated in
                                  such request.

                   All such notices shall be effective: (i) if mailed or personally delivered, when received, or (ii) if sent by telegraph, telex or facsimile, when sent with evidence of tran-smission. The address to which notices hereunder should be sent may be changed by any party by giving notice of such change to the others in the manner provided in this Deposit Agreement.










         SECTION 7.5    Depositary's Agents.

                   The Depositary may from time to time, with the prior approval of the Company, appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Deposi-tary's Agents. The Depositary will notify the Company of any such action.

         SECTION 7.6    Governing Law.

                   THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OR CONFLICT OF LAW PRINCIPLES.

         SECTION 7.7    Inspection of Deposit Agreement.

                   Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any Record Holder of a Depositary Share.

         SECTION 7.8    Headings.

                   The headings of articles and sections in this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

























                   IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Record Holders of Deposi-tary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts evidencing such Depositary Shares and issued in accordance with the terms hereof.

                                            HECLA MINING COMPANY



                                            By
                                                Name:
                                                Title:


         Attest:



         By
             Name:
             Title:


                                            [Depositary]



                                            By
                                                Name:
                                                Title:


         Attest:



         By
             Name:
             Title:












                                                          WLR&K DRAFT
                                                          8/9/95
                                                          Exhibit 4.3(b)

                                                          EXHIBIT A






                            FORM OF DEPOSITARY RECEIPT
                              FOR DEPOSITARY SHARES

                        [GENERAL FORM OF FACE OF RECEIPT]

                      DEPOSITARY SHARES

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                    REPRESENTING              PREFERRED STOCK

                               HECLA MINING COMPANY

               Incorporated under the laws of the State of Delaware
                     This Depositary Receipt is transferable
                             in the City of New York

                         , as Depositary (the "Depositary"), hereby
         certifies that                         is the registered owner
         of                 Depositary Shares ("Depositary Shares"),
         each Depositary Share representing             (     ) of one
         share of           Preferred Stock, par value $0.25 per share
         (the "Stock"), of Hecla Mining Company, a Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement
         dated as of                  (the "Deposit Agreement"), among
         the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer thereof or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

         Dated:                        [Depositary]

                                       By:
                                          Authorized Officer
                                          Name:
                                          Title:















                                       [Registrar]


                                       By:
                                          Authorized Officer
                                          Name:
                                          Title:




















































                       [GENERAL FORM OF REVERSE OF RECEIPT]

                               HECLA MINING COMPANY

                   Hecla Mining Company will furnish without charge to each receiptholder who so requests a copy of the Deposit Agreement and a statement or summary of the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof which Hecla Mining Company is authorized to issue. Any such request is to be addressed to the Secretary of Hecla Mining Company.

                   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -  as tenants in common
         TEN ENT           -  as tenants by the entireties
         JT TEN            -  as joint tenants with right of
                              survivorship and not as tenants in common
         UNIF GIFT MIN ACT -                Custodian
                              (Cust) (Minor) under the Uniform Gifts to
                              Minors Act       (State)

                   Additional abbreviations may also be used though not in the above list.

                   For value received,
         hereby sell(s), assign(s) and transfer(s) unto


         (Please print or type name, address, including postal zip code, and social security or other identifying number of Assignee)

                           Depositary Shares represented by the within
         receipt and all rights thereunder and does hereby irrevocably
         constitute and appoint                 attorney to transfer
         said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

         Dated:


         NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration or enlargement or any change whatsoever.




                               A-3